UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 12, 2020

Ingersoll Rand Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38095	46-2393770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800-A Beaty Street
Davidson, North Carolina 28036
(704) 655-4000
(Address, including zip code, of principal executive offices and registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	IR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2020, Ingersoll Rand Inc. (the “Company”) announced that it appointed Vikram Kini to serve as the Company’s Senior Vice President and Chief Financial Officer effective June 15, 2020. Mr. Kini will succeed Emily A. Weaver, who will step down from her position as Senior Vice President and Chief Financial Officer by mutual agreement with the Company effective June 15, 2020. Ms. Weaver will remain with the Company for a transitional period ending no later than June 30, 2020.

Mr. Kini, 39, joined the Company as its Director of Financial Planning and Analysis in 2011, has served as the Company’s Vice President of Investor Relations since 2012, and has held other various finance leadership roles since 2012, including Vice President of Financial Planning and Analysis and Vice President of Finance, Industrials Segment. Prior to joining the Company, Mr. Kini served in various financial roles with General Electric Company, a multinational conglomerate, and SABIC, a multinational chemical manufacturing company.

The selection of Mr. Kini to serve as the Company’s Senior Vice President and Chief Financial Officer was not pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Kini and any director or executive officer of the Company, and there are no transactions between Mr. Kini and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Compensation Arrangement – Mr. Kini

In connection with Mr. Kini’s appointment as Senior Vice President and Chief Financial Officer, the Company approved the following compensation for him: (1) an annual base salary of $450,000, effective June 15, 2020; (2) an annual bonus opportunity with a target amount equal to 75% of his base salary in effect at year end, with the actual bonus amount based upon achievement of performance targets established by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”); and (3) an additional long-term equity incentive award with a target value of $600,000 on the grant date, which grant date will be June 30, 2020 (the “Promotion Grant”).  The Promotion Grant will be comprised of the following:

•
Performance Share Units (“PSUs”) (50% of the total award). The PSUs will have a 3-year performance period beginning January 1, 2020 and ending December 31, 2022 and performance is measured based on relative TSR vs. S&P 500 over the performance period as follows:

o	Threshold Performance: 35th percentile positioning vs. index = 50% payout

o	Target Performance: 55th percentile positioning vs. index = 100% payout

o	Superior Performance: 75th percentile positioning vs. index = 200% payout (capped).

The PSUs vest on the date the Compensation Committee certifies the Company’s performance over the performance period, subject to Mr. Kini’s continued employment on such date;

•	Time-Vesting Restricted Stock Units (“RSUs”) (25% of the total award). The RSUs will evenly vest over a four-year period, subject to Mr. Kini’s continued employment on each vesting date; and

•	Time-Vesting Stock Options (25% of the total award). The Stock Options will evenly vest over a four-year period, subject to Mr. Kini’s continued employment on each vesting date.

Transition Agreement – Ms. Weaver

The Company entered into a transition agreement, dated June 12, 2020, with Ms. Weaver (the “Transition Agreement”), which provides that Ms. Weaver’s employment with the Company will terminate on a date mutually agreed upon by the parties, but no later than June 30, 2020 (the “Termination Date”).  From June 12, 2020 until Mr. Kini’s appointment as Chief Financial Officer on June 15, 2020, Ms. Weaver continued to serve as the Company’s Senior Vice President and Chief Financial Officer.  From Mr. Kini’s appointment to that position on June 15, 2020, until the Termination Date (the “Transition Period”), Ms. Weaver will serve as an advisor to Mr. Kini, and receive her base salary at the rate of $575,000 per year and participate in the Company’s employee benefit plans.

When Ms. Weaver’s employment terminates, she will be entitled to receive (subject to her execution of a second release and compliance with the restrictive covenants and other obligations in the Transition Agreement): (a) a cash severance payment of $575,000, payable in bi-monthly installments over the one-year period after the Termination Date; (b) subject to her election to receive continued group health plan coverage under COBRA, continued coverage at active-employee rates for up to 18 months after the Termination Date; (c) executive outplacement services for up to 12 months after the Termination Date; (d) reimbursement of up to $50,000 for certain moving expenses if she relocates outside of the Charlotte, North Carolina metropolitan area by no later than December 31, 2022 (reduced by relocation benefits or expense reimbursements from a subsequent employer); (e) continued vesting of outstanding option and time-vesting RSU awards as if she had remained an employee of the Company through (I) the final vesting date, for the options and RSUs granted on December 4, 2019 (the “New Hire Grants”), and (II) the next two scheduled vesting dates for options and RSUs granted on March 6, 2020 (the “2020 Grants”); (f) the ability to exercise vested options until one year after the final tranche of a given grant vests as described in the forgoing sub clause (e); and (g) reimbursement of up to $10,000 of legal fees in connection with negotiating the Transition Agreement.

Item 7.01	Regulation FD Disclosure.

On June 15, 2020, the Company issued a press release announcing the appointment of Mr. Kini as Senior Vice President and Chief Financial Officer as successor to Ms. Weaver. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Ingersoll Rand Inc. Press Release dated June 15, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL RAND INC.

By:	/s/ Andrew Schiesl
Andrew Schiesl
Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary

Date: June 15, 2020